UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 8, 2005

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

        On February 8, 2005, the Board of Directors (the “Board”) of Journal Communications, Inc. (the “Company”) adopted a new Executive Management Incentive Plan (the “Executive Plan”), pursuant to which long-term compensation awards will be granted to certain of the Company’s executive officers. Payouts under the Executive Plan will be made in cash and in grants of shares of the Company’s class B common stock under the Company’s 2003 Equity Incentive Plan, will be made each year and will be based on total shareholder return over the preceding two-year performance cycle. Total shareholder return for purposes of the Executive Plan will be measured based on the change in the 10-day average trading price of the Company’s common stock on the New York Stock Exchange at the beginning of the performance period compared to the 10-day average trading price at the end of the performance period.

        A participant in the Executive Plan will receive at the start of each performance period a number of performance units to be determined by multiplying the participant’s base salary by his or her target percentage of salary, which target ranges by participant from 50% to 100%, then dividing by the initial performance unit value of $100 per unit. At the end of the performance period, if the Company’s 10-day average trading price is not greater than it was at the beginning of the performance period, then no payouts will be made under the Executive Plan. If at the end of the performance period the Company’s 10-day average trading price is greater than it was at the beginning of the performance period, then the Company’s total shareholder return will be compared to the total shareholder return of a comparison peer group of companies to determine a relative performance rank. Based on this performance rank, each participant in the Executive Plan will receive an amount payable per performance unit that ranges between $0 and $150. In January 2005, the Compensation Committee of the Board met to grant performance units to participants in the Executive Plan, subject to approval of the Executive Plan by the Board.

        On February 8, 2005, the Board also approved an employment agreement between the Company and Steven J. Smith, the Company’s Chairman and Chief Executive Officer, dated as of February 8, 2005. Under this agreement, the Company agreed to employ Mr. Smith as Chairman of the Board of Directors and Chief Executive Officer of the Company for a term of employment that automatically renews on a day-by-day basis such that it always has a three-year term. Either Mr. Smith or the Company may give written notice of his or its intent to terminate the “rolling” nature of the employment agreement, in which case the term will end as of the date immediately preceding the third anniversary of the delivery of such notice. Pursuant to the terms of this agreement, Mr. Smith’s compensation will consist of the following components: (i) an annual base salary of not less than his aggregate annual base salary from the Company and its affiliates as in effect immediately before the date of the employment agreement, to be reviewed at least annually for possible increase; (ii) continued participation in the Company’s short-term and long-term incentive compensation plans, under which his annual and long-term incentive targets will be equal to or higher than the targets set for other senior executives of the Company; (iii) participation in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company in which the Company’s other senior executives participate; and (iv) eligibility (with his family) for all welfare benefit plans, practices, policies and programs provided by the Company (such as medical, disability and group life insurance) for which the Company’s other senior executives are eligible.

        If, prior to the end of the term of the employment agreement, the Company terminates Mr. Smith’s employment other than for cause or disability (each as defined in the employment agreement), or Mr. Smith terminates his employment for good reason (as defined in the employment agreement), the Company will continue to provide Mr. Smith with the compensation and benefits called for by the employment agreement for three years (with incentive compensation equal to the average incentive compensation that Mr. Smith earned for the two calendar years immediately preceding his termination date and with stock-based awards being paid in cash equal to the fair market value of the awards that would otherwise have been granted); provided, however, that if the employment agreement has been terminated by Mr. Smith for good reason based on the Company’s delivery of notice of its intent not to renew the agreement on or after April 30, 2012, then his compensation after termination will be limited to 50% of the annual salary, incentive compensation and welfare benefit plans, practices, policies and programs that would otherwise by payable. In addition to the foregoing, any restricted stock outstanding on the date of termination will be fully vested, all stock options outstanding on such date will be fully vested and exercisable and any performance shares or units will be governed by the terms and conditions of the Company’s long-term incentive plan under which they were awarded. If Mr. Smith dies or becomes disabled, his employment is terminated for cause, he terminates his employment for other than good reason, or upon the end of the term of the employment agreement, the Company will pay to him (or his beneficiaries) any portion of his annual base salary that has not yet been paid (and, with respect to a disability, such benefits as may be provided by the Company’s then current disability program). Mr. Smith will also be entitled to reasonable office and administrative support for one year following any termination of employment.

        During the term of his employment with the Company and for a period of two years thereafter, Mr. Smith has agreed that he (i) will protect and preserve all confidential information of the Company (as defined in the employment agreement); (ii) will not participate in or assist, either directly or indirectly, a competitive business (as defined in the employment agreement); and (iii) will not solicit, either directly or indirectly, any employee of the Company who was supervised by him.

        On February 8, 2005, the Board approved compensation for the Company’s non-employee directors, effective April 28, 2005, that provides for the payment of an annual cash retainer in the amount of (i) $30,000 to each non-employee director; (ii) $10,000 to the Lead Director who also serves as the chair of the Nominating and Corporate Governance Committee; (iii) $7,500 to the chairs of the Audit and Compensation Committees of the Board; and (iv) $5,000 to the chair of the Human Resources Committee of the Board. Each non-employee director will also receive $1,500 for every Board or Committee meeting that he or she attends in person and $750 for each meeting attended via teleconference. In addition, at each annual meeting of the Company’s shareholders commencing with the 2005 annual meeting, non-employee directors will be awarded 3,000 shares of unrestricted Class B Common Stock pursuant to the Company’s 2003 Equity Incentive Plan.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 31, 2005, the Nominating and Corporate Governance Committee of the Board recommended to the full Board that Mr. Jonathan Newcomb and Ms. Jeannette Tully be elected to the Board. On February 8, 2005, Mr. Newcomb and Ms. Tully were elected to the Board by the vote of the Board without shareholder approval. Mr. Newcomb will serve as a Class III director and Ms. Tully will serve as a Class II director. Mr. Newcomb and Ms. Tully have not yet been appointed to any Committees of the Board.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        Prior to the election of the two new directors described in Item 5.02 of this Current Report on Form 8-K, the Board approved an amendment to Section 3.01 of Article III of the Company’s Bylaws, as amended, to increase the size of the Board from seven directors to nine directors, divided into three classes consisting of two, four and three directors. The amendment was effective on February 8, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: February 10, 2005	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President and General Counsel